Exhibit 10.1
AMENDMENT NO. 5 TO STOCK EXCHANGE AGREEMENT
     THIS AMENDMENT NO. 5 TO STOCK EXCHANGE AGREEMENT (“Amendment No. 5”) is entered into as of May 12, 2006 by and among Digital Ecosystems Corp., a Nevada corporation (“DEC”), GSL Energy Corporation, a Maryland corporation (“GSL”), and MAB Resources LLC, a Delaware limited liability company, as GSL Shareholder Representative (the “GSL Shareholder Representative”).
WITNESSETH:
     WHEREAS, DEC and GSL are parties to that certain Stock Exchange Agreement dated as of February 10, 2006, by and among DEC, GSL, MABio Materials Corporation, a Maryland corporation, and MAB Resources LLC, a Delaware limited liability company, as amended (as amended the “Exchange Agreement”);
     WHEREAS, DEC and GSL mutually desire to amend certain Schedules to the Exchange Agreement to incorporate and update mutually agreed upon changes to the Exchange Agreement; and
     WHEREAS, Section 11.2 of the Exchange Agreement requires that any amendment of the Exchange Agreement be in writing signed by DEC, GSL, and the GSL Shareholder Representative.
     NOW, THEREFORE, the parties hereby agree as follows:
     1. Definitions. Terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.
     2. Amendments. Effective as of the date hereof:
(i)	A new Section 2.12 is inserted into the Exchange Agreement to read as follows:

“2.12 Subsequent Closings. If, on the Closing Date, holders of at least eighty percent (80%) of the issued and outstanding GSL Common Stock are parties to this Agreement and exchange their shares of GSL Common Stock for shares of DEC Common Stock, than, for a period of fourteen days after the Closing Date, the parties hereto agree to provide for additional closings within such fourteen day period so that additional holders of GSL Common Stock may exchange their shares of GSL Common Stock for shares of DEC Common Stock, on the same terms and conditions as those holders of GSL Common Stock exchanged their shares on the Closing Date.

(ii)	Schedule 2.1 to the Exchange Agreement is amended in its entirety by deleting Schedule 2.1 and replacing it with Schedule 2.1 to this Amendment No. 5.

(iii)	Schedule 4.6 to the Exchange Agreement is amended in its entirety by deleting Schedule 4.6 and replacing it with Schedule 4.6 to this Amendment No. 5.

(iv)	Schedule 4.11 to the Exchange Agreement is amended in its entirety by deleting Schedule 4.11 and replacing it with Schedule 4.11 to this Amendment No. 5.
     3. Continued Validity. The Exchange Agreement (including the provisions of the Exchange Agreement not modified hereby), as modified by this Amendment No. 5, shall remain in full force and effect following the execution of this Amendment No. 5.
     4. Governing Law. This Amendment No. 5 shall be construed and enforced in accordance with the laws of the State of Colorado.

     5. Counterparts. This Amendment No. 5 may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement, any one of which may be delivered by facsimile, and any party hereto may execute this Amendment No. 5 by signing any such counterpart.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 5 effective as of the date set forth above.

DIGITAL ECOSYSTEMS CORP.

By:	/s/ Gregory Leigh Lyons

Name: Gregory Leigh Lyons
Title: President
Date: May 12, 2006

GSL ENERGY CORPORATION

By:	/s/ Kelly H. Nelson

Name: Kelly H. Nelson
Title: President
Date: May 12, 2006

MAB RESOURCES LLC

By:	/s/ Marc A. Bruner

Name: Marc A. Bruner
Title: Member
Date: May 12, 2006

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